UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 11, 2005

PROXIM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30993	52-2198231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Restructuring of Lease Obligations

On May 11, 2005, Proxim Corporation (the “Company”) restructured the lease dated August 25, 1999 (the “Lease”) between Proxim Wireless Networks, Inc. (“Proxim Wireless” and, together with the Company, “Proxim”) and CarrAmerica Realty Operating Partnership, L.P. (“Carr”) with respect to premises located at 510 DeGuigne and 935 and 945 Stewart Drive, Sunnyvale, CA (the “Premises”).

Pursuant to the terms of a Lease Termination Agreement between Proxim and Carr executed May 11, 2005 (the “Lease Termination Agreement”), subject to Proxim’s satisfying certain obligations and conditions (as described more fully below), and, unless waived by Proxim, subject to Carr’s satisfying certain “Delivery Conditions” (as described more fully below), the Lease will terminate on June 15. 2005.

Upon execution of the Lease Termination Agreement, Proxim must meet or satisfy the following obligations and conditions:

Proxim must pay base rent and operating expenses for June 1-15 under the Lease ($246,593.48);

Proxim must sign a Stipulation for Entry of Judgment, which permits Carr to immediately obtain a writ of possession for the Premises if Proxim fails to vacate and deliver possession of the Premises to Carr on June 15 (so long as Carr has satisfied the Delivery Conditions);

Proxim must pay Carr a termination fee of $1,000,000;

The Company must enter into the “New Lease” (as described more fully below) and pay Carr the security deposit under the New Lease ($71,250); and

Proxim must transfer to Carr the security deposit Proxim holds under its sublease to Vitria Technology, Inc. (“Vitria”) dated June 6, 2003 (the “Vitria Sublease”) of a portion of the Premises consisting of 945 Stewart Drive ($80,300.28).

The termination of the lease under the Lease Termination Agreement is conditioned (unless waived by Proxim) on Carr’s execution of the New Lease and delivery of the New Premises thereunder within 3 business days after execution of the Lease Termination Agreement (the “Delivery Conditions”).

Upon the termination of the Lease pursuant to the Lease Termination Agreement, both Carr and Proxim will be released from further liabilities arising thereunder, conditioned on:

Proxim having fulfilled the conditions described above;

Carr having successfully drawn in full on the $466,106.50 letter of credit currently posted as security under the Lease (which Proxim authorizes Carr to do under the Lease Termination Agreement) or, if Carr is unable to do so, Proxim paying Carr the undrawn amount (in which case, Carr must then return the letter of credit to Proxim); and

Proxim having vacated the Premises by June 15, 2005.

If Proxim fails to fulfill the above conditions, such failure would be deemed a default under the Lease and entitle Carr to pursue against Proxim all remedies to which it is entitled under the Lease.

Also under the Lease Termination Agreement, Proxim must direct Vitria to pay rent for the month of June 2005 to Carr, and Carr must reimburse Proxim for the portion of that rent payment attributable to the period from June 1-15.  Under the Lease Termination Agreement, Carr must agree to keep the Vitria Sublease in place after the termination of the Lease as a direct lease between Vitria and Carr.

The Lease Termination Agreement provides for the execution concurrently with the execution of the Lease Termination Agreement of a new lease between Proxim Corp and Carr (the “New Lease”) for premises located at 2115 O’Nel Drive, San Jose, CA (the “New Premises”).  The key terms of the New Lease are the following:

The New Premises consist of approximately 75,000 square feet;

The security deposit is $71,250 payable upon execution of the Lease Termination Agreement;

The term of the lease is 3 years commencing June 15, 2005; provided that Proxim may occupy the New Premises immediately upon execution of the New Lease and rent under the New Lease does not commence until July 1, 2005;

Base rent is $63,750 per month, increasing to $67,500 on July 1, 2006 and $71,250 on July 1, 2007.  Proxim must also pay operating expenses under the New Lease;

Proxim has the right at the beginning of the New Lease term to reduce the size of the New Premises (the “Reduction Option”) to approximately 50,000 square feet, with a pro rata reduction in rent; and

If Proxim exercises the Reduction Option, Carr has certain rights to relocate Proxim to a comparable building in the area at the same or lower rental rate.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description

10.85	Lease Termination Agreement, dated as of May 9, 2005, and executed May 11, 2005 between CarrAmerica Realty Operating Partnership, L.P., Proxim Wireless Networks, Inc. and Proxim Corporation.
10.86	Stipulation for Entry of Judgment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION

By:	/s/ Michael D. Angel
Michael D. Angel Executive Vice President and Chief Financial Officer

Date:  May 13, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.85	Lease Termination Agreement, dated as of May 9, 2005, and executed May 11, 2005 between CarrAmerica Realty Operating Partnership, L.P., Proxim Wireless Networks, Inc. and Proxim Corporation.
10.86	Stipulation for Entry of Judgment